EXHIBIT 10.2
------------
(JMB - XI)



                                       August 5, 1999



Shopco Advisory Corp.
1250 Broadway
New York, New York 10001

Attention: Mr. Roy Praver


Lehman Brothers Holdings, Inc.
3 World Financial Center
New York, New York 10285

Attention: Mr. Carmine A. Visone


Re:   Riverside Square
      HACKENSACK, NEW JERSEY


Ladies and Gentlemen:

     Reference is made to that certain Purchase Agreement dated as of July 22, 1999 (the "PURCHASE AGREEMENT"), by and between RIVERSIDE 062 PARTNERS, L.P., a Delaware limited partnership ("BUYER") and JMB INCOME PROPERTIES LTD.-XI, an Illinois limited partnership ("SELLER").

     Seller and Buyer desire to provide for (a) the extension of the survival period set forth in the Purchase Agreement, (b) the reduction in the amount of Seller's maximum liability and the required net worth of Seller under the Purchase Agreement, (c) the delivery of certain estoppel certificates by Seller, (c) the delivery to Buyer of a letter of credit in favor of Urban Retail Properties Co., and (d) the transfer of a liquor license owned by Ridgepost, Inc., and certain other matters as more particularly set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

     1. DEFINITIONS IN PURCHASE AGREEMENT. Unless otherwise expressly defined in this letter agreement, all defined terms used in this letter agreement shall have the meaning set fourth in the Purchase Agreement.

     2. EXTENSION OF SURVIVAL PERIOD. Notwithstanding Paragraph 7.C of the Purchase Agreement to the contrary, and cause of action of a party for a breach of the representations and warranties or other provisions contained in the Purchase Agreement which are stated to survive the Closing or in any document executed or delivered at Closing shall survive until July 31, 2000, at which time such representations and warranties or other surviving obligations ( and Purchase Agreement) shall Terminate. Accordingly, the Survival Period shall terminate and expire on July 31, 2000.



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     3.    REDUCTION IN MAXIMUM LIABILITY AND REQUIRED NET WORTH OF
SELLER.  Buyer hereby acknowledges and agrees that (a) Seller has delivered to Buyer a Tenant Estoppel Certificate with respect to the Tenant Lease for each of British American House and Liz Claiborne, (b) such Tenant Estoppel Certificates meet the Minimum Estoppel Standards (or has been waived by Buyer Based upon the receipt of a Seller Estoppel Certificate), (c) the limitation of liability contained in Paragraph 9.B of the Purchase Agreement shall be reduced by an amount equal to $500,000, (d) the maximum aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under the Purchase Agreement (excluding Seller's indemnification obligations under Paragraph 9.A(2) with respect to claims for the payment of a brokerage commission by Broker) shall not exceed $1,000,000. In this connection, Buyer hereby further acknowledges and agrees that pursuant to the provisions of paragraph 9.B of the Purchase Agreement Seller or its successor in interest have the right to reduce its net worth on a current value basis (or the amount of the reserves required hereunder) by an amount not to exceed $500,000 (i.e., Seller or its successor in interest shall not be required to maintain a net worth on a current value basis in excess of $1,000,000 (net of any known liabilities) for the Survival Period or establish reserves in excess of $1,000,000 in cash or reasonably liquid investments (net of any known liabilities) as of the Closing Date).

     4. DELIVERY OF SELLER ESTOPPEL CERTIFICATES. In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller has agreed to deliver to Buyer at Closing certain estoppel certificates of Seller in the form of the estoppel certificates set forth on Exhibit "A" attached hereto (the "SELLER ESTOPPEL CERTIFICATES") for each of the tenants of the Property listed on Schedule "1" attached hereto (the "SELLER ESTOPPEL TENANTS"). In the event that Seller delivers to Buyer, or in the event that Buyer or its successors, assigns or lenders receives, a tenant Estoppel Certificate with respect to a Seller Estoppel Tenant which confirms the information provided in the Seller Estoppel Certificate with respect to the Tenant Lease for such Seller Estoppel Tenant (or which Tenant Estoppel Certificate otherwise meets the Minimum Estoppel Standards), Seller shall not have any liability with the respect to such Seller Estoppel Certificate previously delivered to Buyer with respect to such Tenant Lease. Subject to the foregoing provisions regarding the release of Seller from liability, Buyer hereby acknowledges and agrees that Seller shall not have any liability to Buyer or its successors, assigns or lenders after July 31, 2000 with respect to a Seller Estoppel Certificate delivered to Buyer hereunder except with respect to claims made on or prior to such date in accordance with the terms and conditions of the Purchase Agreement.

     5. DELIVERY OF HOUSTON'S LETTER OF CREDIT. Pursuant to the terms of that certain Lease Agreement dated November 20, 1995, by and between Seller and Houston's Restaurant's Inc. ("HOUSTON"), which Lease Agreement was amended by that certain Lease Amendment dated April 17, 1997 (as amended, the "HOUSTON'S LEASE"), Houston's delivered an Irrevocable Standby Letter of Credit (the "LETTER OF CREDIT"), a copy of which is attached hereto as Exhibit "B", to Urban Retail Properties Co. ("URBAN RETAIL"), as security for the payment of the purchase price of that certain Plenary Retail Consumption License Number 0223-33-049-004 issued by the City of Hackensack, New Jersey (the "HOUSTON'S LIQUOR LICENSE"). Seller has obtained the original Letter of Credit and has delivered the Letter of Credit to Escrow Holder. However, as a condition to issuing an amendment to the Letter of Credit naming Buyer as the beneficiary thereof, NationsBank, N.A., the issuer of the Letter of Credit, is requiring that Urban retail execute, have authenticated by Urban Retail's bank and deliver to NationsBank Form H-4 ("Form H-4"), a copy of which is attached hereto as Exhibit "C". In this connection, upon the consummation of the transactions contemplated by the Purchase Agreement, Seller agrees to authorize Escrow Holder to deliver the Letter of Credit to Buyer and then promptly cause Urban Retail to deliver to Buyer (a) an executed original Assignment and Assumption of Irrevocable Standby Letter of Credit in the form of Exhibit "D" attached hereto (the "Assignment and Assumption of Letter of Credit"), and (b) an executed and authenticated original form H-4. Seller's obligations here under with respect to the Houston's Letter of Credit shall terminate and expire upon Urban Retail's delivery of the assignment and Assumption of Letter of Credit and Form H-4 to Buyer, provided that Seller shall reasonably cooperate with Buyer to satisfy any other reasonable requirements of NationsBank in connection with such transfer.

     6.    SALE OF RIDGEPOST LIQUOR LICENSE.  Ridgepost, Inc., A new
Jersey corporation ("Ridgepost") is the owner of that certain Plenary Retail Consumption License Number 0223-33-053-008 issued by the City of Hackensack, New Jersey and held by the City Clerk's office of the City of Hackensack, New Jersey (the "RIDGEPOST LIQUOR LICENSE"). Concurrently with the consummation of the transactions contemplated by the Purchase Agreement, Seller shall cause Ridgepost to sell to Buyer or its designee, and Buyer shall or cause its designee to purchase from Ridgepost, the Ridgepost Liquor License. The purchase price for the Ridgepost Liquor License shall be the sum of Twenty Five Thousand Dollars ($25,000). The purchase price for the Ridgepost Liquor License shall be paid to Ridgepost by Buyer by Buyer providing Seller with a proration credit at Closing in an amount equal to the purchase price for the Ridgepost Liquor License. The sale of the Ridgepost Liquor License hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise. In this connection, Buyer acknowledges that in order to transfer the Ridgepost Liquor license to Buyer, Buyer will be required to file a Retail Liquor License Application (the "LICENSE APPLICATION") with the State of New Jersey Department of Law and Public Safety Division of Alcohol Beverage Control (the "ABC") and that the ABC might deny the License Application or otherwise fail to approve the transfer of the Ridgepost Liquor License from Ridgepost to Buyer. In the event that Buyer fails to obtain the approval of the ABC (or any other required governmental entities) with respect to the transfer of the Ridgepost Liquor License from Ridgepost to Buyer or its designee, Seller shall have no liability hereunder and Seller shall not be required to refund or otherwise return the purchase price for the Ridgepost Liquor License to Buyer: Seller's sole obligation hereunder being to use reasonable efforts to cooperate with Buyer or its designee in connection with Buyer's filing of the License Application (and if requested by Buyer, Seller shall file, at Buyer's sole cost and expense, such documents and papers as are necessary to extend the Ridgepost Liquor License beyond its current expiration, but Seller shall have no liability hereunder if such extension is not obtained) and, to the extent that the ABC approves the transfer of the Ridgepost Liquor License from Ridgepost to Buyer, causing Ridgepost to execute and deliver any and all documents reasonably required by the applicable governmental authorities to effectuate such transfer: provided, however, that neither Seller nor Ridgepost shall be obligated to incur any costs or expenses (or pay any filing fees or other fees of any kind) in connection with the filing of Buyer's License Application or the transfer the Ridgepost Liquor License from Ridgepost to Buyer (and Buyer hereby agrees to indemnify and hold each of Seller and Ridgepost harmless in connection with the filing of Buyer's License Application and the transfer the Ridgepost Liquor License from Ridgepost to Buyer).

     7. RATIFICATION OF PURCHASE AGREEMENT. Except as set forth in this letter agreement, the provisions of the Purchase Agreement shall be, and shall remain, in full force and effect. Accordingly, the covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraphs 7.C and 9.B of the Purchase Agreement, as modified hereby) provided in the Purchase Agreement are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and there respective successors and assigns.

     8. COUNTERPARTS. This letter agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart: each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts, together, shall constitute but one letter agreement. This letter agreement may be executed in facsimile form (and shall be promptly followed by a hard copy counterpart original).

     9. SUCCESSORS AND ASSIGNS. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


     SELLER:
     ------

     JMB INCOME PROPERTIES, LTD. - XI,
     an Illinois limited partnership

     By:   JMB Realty Corporation,
           a Delaware corporation,
           General Partner


           By:        /s/ Andrea Pauls Backman
                      ----------------------------------------

           Name:      Andrea Pauls Backman
                      ----------------------------------------

           Title:     Senior Vice President
                      ----------------------------------------



     BUYER:
     -----

     RIVERSIDE 062 PARTNERS, L.P.,
     a Delaware limited partnership


     By:   SHOPCO 062 LLC
           a Delaware limited liability company
           Its:  General Partner


           By:   RSM 062 Corp.,
                 a Delaware corporation
                 Its Managing Member

                 By:        /s/ Roy Praver
                            ------------------------------

                 Name:      Roy Praver
                            ------------------------------

                 Title:     Chairman
                            ------------------------------

                        RIDGEPOST, INC. CONSENT
                        -----------------------


     The undersigned hereby executes this letter agreement to evidence its consent to Seller's execution and delivery of this letter agreement.

     Dated as of August 5, 1999.


                            RIDGEPOST, INC.,
                            a New Jersey corporation


                            By:        /s/ Elizabeth A. Napoli
                                       ------------------------------

                            Name:      Elizabeth A. Napoli
                                       ------------------------------

                            Title:     President
                                       ------------------------------